ADC Telecommunications, Inc.
SUBSIDIARIES
(10/31/03)

Name	State/Country of Organization
ADC (India) Communications & Infotech Private Limited	India
ADC Broadband (Hong Kong) Limited	Hong Kong
ADC Broadband Access Systems, Inc.	Delaware
ADC Broadband Italy SRL	Italy
ADC Broadband Wireless Group, Inc.	Pennsylvania
ADC Connectivity Solutions LLC	Minnesota
ADC Danmark ApS (also known as ADC Denmark ApS)	Denmark
ADC de Delicias, S. de R.L. de C.V	Mexico
ADC de Juarez, S. de R.L. de C.V	Mexico
ADC de Mexico S.A. de C.V	Mexico
ADC DSL Systems Canada Holdings Inc.	Canada
ADC DSL Systems Canada Inc.	Canada
ADC DSL Systems, Inc.	Delaware
ADC Europe N.V	Belgium
ADC Global Holdings, Inc.	Minnesota
ADC International Finance Services	England
ADC International Holding Company	Minnesota
ADC International OUS, Inc.	Minnesota
ADC International, Inc.	Barbados
ADC Meta Telecomunicacoes S.A	Brazil
ADC OUS Holdings, LLC	Delaware
ADC Puerto Rico, Inc.	Puerto Rico

Name	State/Country of Organization
ADC Services Fulfillment, Inc.	New Jersey
ADC Software Holding Ltd.	Ontario, Canada
ADC Software Systems (Ireland) Limited	Dublin, Ireland
ADC Software Systems Australia Pty. Ltd.	Queensland, Australia
ADC Software Systems C.I. Ltd.	Jersey, Channel Islands
ADC Software Systems Canada, Ltd.	Ontario, Canada
ADC Software Systems UK	England/Wales
ADC Software Systems USA, Inc.	Delaware
ADC Systems Integration France, S.A.S	France
ADC Systems Integration UK Limited	England
ADC Telecom Canada Inc.	Quebec
ADC Telecommunicaciones Venezuela, S.A	Republic of Venezuela
ADC Telecommunication (Investments) Israel Ltd.	Israel
ADC Telecommunications (China) Limited	Hong Kong
ADC Telecommunications (Holdings) Pty. Limited	Australia
ADC Telecommunications (Nanjing) Co., Ltd.	China
ADC Telecommunications (Scotland) Limited	Scotland
ADC Telecommunications (Shanghai) Distribution Co., Ltd.	China
ADC Telecommunications (Switzerland) AG	Switzerland
ADC Telecommunications Australia Pty. Limited	Australia
ADC Telecommunications Equipment Industry and Trade Co., Limited	Turkey
ADC Telecommunications GmbH	Germany
ADC Telecommunications Israel Ltd.	Israel

Name	State/Country of Organization
ADC Telecommunications Netherlands B.V	Netherlands
ADC Telecommunications Sales, Inc.	Minnesota
ADC Telecommunications Singapore Pte. Limited	Republic of Singapore
ADC Telecommunications UK Ltd.	England
ADC Telecomunicacoes do Brasil Ltda	Brazil
ADC Teledata Communications (Philippines), Inc.	Philippines
ADC Wireless Finland OY	Finland
ADC Wireless Solutions LLC	Minnesota
Altitun AB	Sweden
Altitun Finans AB	Sweden
Codenoll Technology Corporation	Delaware
Nanjing ADC Broadband Communications Co., Ltd.	China
Nihon ADC K.K	Japan
OSS Software Corporation	New Jersey
PairGain Technologies UK Ltd.	United Kingdom
PCS Solutions Canada, Inc.	British Columbia
Princeton Optics, Inc.	New Jersey
T.D.C. Holdings B.V	Netherlands
TDC Teledata Communication GmbH	Germany
Teledata Communication Australia Pty. Ltd.	Australia
Teledata Communications Hellas LLC	Greece
Teleprocessing Products, Inc.	California
TTT S.A. - Telsul Teledata Communicacoes do Brasil	Brazil